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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
The Cerplex Group, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-84946 and 333-18431) on Form S-8 and the registration statement (No. 333-12581) on Form S-3 of The Cerplex Group, Inc. of our report dated February 21, 1997 except as to Notes 12(a), 12(b) and the first and second paragraphs of
Note 18 which are as of April 9, 1997, Note 20 which is as of April 11, 1997 and
Note 1(o) which is as of October 14, 1997, relating to the consolidated balance sheets of The Cerplex Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which reports appear in the December 31, 1996 annual report on Form 10-K of The Cerplex Group, Inc. Our report noted above contains an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," during 1996.



                                                KPMG PEAT MARWICK LLP


Orange County, California
October 14, 1997